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                                  A.S.V., INC.
                 EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE

                                                       Three Months Ended           Nine Months Ended
                                                          September 30,               September 30,
                                                    -------------------------   -------------------------
                                                       2004          2003          2004          2003
                                                    -----------   -----------   -----------   -----------
BASIC
   Earnings
     Net earnings                                   $ 4,429,859   $ 3,079,443   $12,207,088   $ 6,132,444
                                                    ===========   ===========   ===========   ===========

   Shares
     Weighted average number of common
       shares outstanding                            12,637,502    10,152,916    12,578,128    10,101,992
                                                    ===========   ===========   ===========   ===========
   Basic earnings per common share                  $       .35   $       .30   $       .97   $       .61
                                                    ===========   ===========   ===========   ===========

DILUTED
   Earnings
     Net earnings                                   $ 4,429,859   $ 3,079,443   $12,207,088   $ 6,132,444
                                                    ===========   ===========   ===========   ===========

   Shares
     Weighted average number of common
       shares outstanding                            12,637,502    10,152,916    12,578,128    10,101,992
     Assuming exercise of options and warrants
       reduced by the number of shares which
       could have been purchased with the
       proceeds from the exercise of such
       options and warrants                             467,521       590,934       729,356       328,056
                                                    -----------   -----------   -----------   -----------

     Weighted average number of common and
       common equivalent shares outstanding          13,105,023    10,743,850    13,307,484    10,430,048
                                                    ===========   ===========   ===========   ===========

   Diluted earnings per common share                $       .34   $       .29   $       .92   $       .59
                                                    ===========   ===========   ===========   ===========

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